UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. [    ])

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RIDGEWORTH FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Final - Solicitation Script

RidgeWorth Funds

March 12, 2014

855-737-3174

Inbound Greeting:

“Thank you for calling the Broadridge Proxy Services Center for RidgeWorth Funds. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?”

“May I please have your full name and mailing address so that I can locate your account(s)?”

Outbound Greeting:

“Good (morning, afternoon, evening) my name is (Full Name) and I’m calling on behalf of your current investment with RidgeWorth Funds.

May I please speak with Mr./Ms. (Full Name)?

Good Day Mr. /Ms. (Shareholder’s last name), I am calling on a recorded line to confirm you have received the proxy materials sent to you for the Special Meeting of Shareholders scheduled for March 12, 2014.

Have you received the information?” (If yes, proceed to voting section. If no, proceed to “requesting material to be re-mailed” section. If unsure, describe package contents and offer to review proposal information.)

Voting:

“Your Fund’s Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendation of the Board?”

“Would you like to vote all of your accounts accordingly?”

“Thank you, I am recording your (for, against, abstain) vote for the proposals. For confirmation purposes, please state your full name.”

“To ensure we have the correct street address for the confirmation, please state your street address”

•	Client Responds with street address

•	If they continue with City, State, and Zip – no need to confirm

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•	If they do not continue with City, State and Zip, ask:

“And according to our records, that street is in (read city, state, and Zip Code)?”

“Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.”

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

If Unsure of voting or does not want to vote along with the recommendation of the Board:

“Would you like me to review the proposals with you?” (After review, ask them if they would like to vote now over the phone).

If Not Received/Requesting material to be re-mailed:

“I can resend the proxy materials to you, or I can review the proposals with you and record your vote now by phone.” (pause for response)

After review, ask them if they would like to vote now over the phone.

“Your Fund’s Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendation of the Board?”

If they don’t want proposals reviewed:

“Do you have an email address that the proxy materials can be sent to?” (If yes, enter the email address in the notes and read it back phonetically to the shareholder)

“Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-737-3174.”

If Not Interested:

(Use rebuttal) “I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is important. Please fill out and return your proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening. “

ANSWERING MACHINE MESSAGE:

“Hello, my name is <Agent Name> and I’m a proxy voting specialist calling on behalf of RidgeWorth Funds. You should have received proxy materials about the Special Meeting of Shareholders to be held on March 12, 2014. Your vote is important. Please sign, date and promptly mail your proxy card in your postage prepaid envelope. To vote over the Internet at any time please see the instructions in the proxy materials. If you have any questions, would

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like to vote over the phone or need new proxy materials, call toll-free at 855-737-3174, Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.”

AUTOMATED ANSWERING MACHINE MESSAGE:

“Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of RidgeWorth Funds. You should have received proxy materials about the Special Meeting of Shareholders to be held on March 12, 2014. Your vote is important. Please sign, date and promptly mail your proxy card in the postage prepaid envelope. To vote over the Internet at any time please see the instructions in the proxy materials. If you have any questions, would like to vote over the phone or need new proxy materials, call toll-free at 855-737-3174 Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.”

INBOUND - CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 9:30 AM to 9:00 PM Eastern Time. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. If you would like to vote now and you have your proxy card, you can vote online at www.proxyvote.com using the control number listed on the card. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls.”

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